Exhibit 23.1


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


U.S. Securities and Exchange Commission
Washington, DC 20549


Ladies and Gentlemen:

We hereby consent to the incorporation and use in this Form 10-K of Reshoot & Edit of our audit report dated October 16, 2009, relating to the accompanying audited financial statements (and related statements included there in) as of August 31, 2009 and 2008 which appears in such Form 10-K.


/s/ De Joya Griffith & Company, LLC
-----------------------------------
    De Joya Griffith & Company, LLC
    Henderson, NV
    November 16, 2009


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